EXHIBIT 21


                         Subsidiaries of the Registrant






                                          SUBSIDIARIES OF THE REGISTRANT


                                                                    Ownership Percentage               State of
         Parent                           Subsidiary                   of Organization              Incorporation
         ------                           ----------                   ---------------              -------------

East Texas Financial                First Federal Savings                   100%                    United States
     Services, Inc.                 and Loan Association
                                             of Tyler


The financial statements of the Registrant are consolidated with its subsidiary.